Exhibit 4.3

[Face of Note]

CUSIP/CINS

9.125% Senior Secured Second-Priority Notes due 2018

No.	$

INTERNATIONAL COAL GROUP, INC.

promises to pay to              or registered assigns, the principal sum of                                                               DOLLARS on April 1, 2018.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated: :

IN WITNESS WHEREOF, International Coal Group, Inc. has caused this instrument to be duly signed.

INTERNATIONAL COAL GROUP, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in

the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]

9.125% Senior Secured Second-Priority Notes due 2018

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Base Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. International Coal Group, Inc., a Delaware corporation (the “Issuer”) promises to pay interest on the principal amount of this Note at 9.125% per annum from March 22, 2010 until maturity. The Issuer will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 1, 2010. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Issuer issued the Notes under an Indenture dated as of March 22, 2010 (the “Base Indenture”), as supplemented by the second Indenture dated as of March 22, 2010 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. The Notes are general obligations of the Issuer secured by Liens on the Collateral pursuant to the Security Agreements.

5. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

6. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

7. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency.

8. Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium) if it determines that withholding notice is in their interest.

9. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or the Issuer’s Affiliates, and may otherwise deal with the Issuer or the Issuer’s Affiliates, as if it were not the Trustee.

10. No Recourse Against Others. A past, present or future director, manager, officer, employee, incorporator, member or stockholder of the Issuer or any of the Guarantors, as such, will not have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

11. Unclaimed Money. If money deposited with the Trustee or Paying Agent for the payment of principal of, or accrued and unpaid interest on, the Notes remains unclaimed for two years, the Trustee and Paying agent will pay the money back to the Issuer upon our written request. However, the Trustee and Paying Agent have the right to withhold paying the money back to the Issuer until they publish (in no event later than five days after the Issuer requests repayment) in a newspaper of general circulation in the City of New York, or mail to each registered holder, a notice stating that the money will be paid back to the Issuer if unclaimed after a date no less than 30 days from the publication or mailing. After the Trustee or Paying Agent pays the money back to the Issuer, Holders of Notes entitled to the money must look to the Issuer for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to the money will cease.

12. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

15. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, WV 25560

Attention: Secretary

GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture dated as of March 16, 2010 (the “Base Indenture”) as supplemented by the Second Supplemental Indenture dated as of March 22, 2010 (the “Second Supplemental Indenture” and the Base Indenture, as supplemented by the Second Supplemental Indenture, the “Indenture”) among International Coal Group, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and Article 7 of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

This Note Guarantee may be executed in one or more counterparts, each of which will be deemed to be an original, and all of which, when taken together, will be deemed to constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Note Guarantee to be duly executed as of the date first above written.

GUARANTORS:

BRONCO MINING COMPANY, INC.

By:
Name:
Title:

COALQUEST DEVELOPMENT LLC

By:
Name:
Title:

HAWTHORNE COAL COMPANY, INC.

By:
Name:
Title:

HUNTER RIDGE, INC.

By:
Name:
Title:

HUNTER RIDGE COAL COMPANY

By:
Name:
Title:

HUNTER RIDGE HOLDINGS, INC.

By:
Name:
Title:

ICG, INC.

By:
Name:
Title:

ICG, LLC

By:
Name:
Title:

ICG ADDCAR SYSTEMS, LLC

By:
Name:
Title:

ICG BECKLEY, LLC

By:
Name:
Title:

ICG EAST KENTUCKY, LLC

By:
Name:
Title:

ICG EASTERN, LLC

By:
Name:
Title:

ICG EASTERN LAND, LLC

By:
Name:
Title:

ICG HAZARD, LLC

By:
Name:
Title:

ICG HAZARD LAND, LLC

By:
Name:
Title:

ICG ILLINOIS, LLC

By:
Name:
Title:

ICG KNOTT COUNTY, LLC

By:
Name:
Title:

ICG NATURAL RESOURCES, LLC

By:
Name:
Title:

ICG TYGART VALLEY, LLC

By:
Name:
Title:

JULIANA MINING COMPANY, INC.

By:
Name:
Title:

KING KNOB COAL CO., INC.

By:
Name:
Title:

MARINE COAL SALES COMPANY

By:
Name:
Title:

MELROSE COAL COMPANY, INC.

By:
Name:
Title:

PATRIOT MINING COMPANY, INC.

By:
Name:
Title:

POWELL MOUNTAIN ENERGY , LLC

By:
Name:
Title:

SIMBA GROUP, INC.

By:
Name:
Title:

UPSHUR PROPERTY, INC.

By:
Name:
Title:

VINDEX ENERGY CORPORATION

By:
Name:
Title:

WHITE WOLF ENERGY, INC.

By:
Name:
Title:

WOLF RUN MINING COMPANY

By:
Name:
Title:

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                      to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 or 4.13 of the Supplemental Indenture, check the appropriate box below:

☐ Section 4.07	☐ Section 4.13

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.07 or Section 4.13 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note1

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[1]	This schedule should be included only if the Note is issued in global form.